Exhibit 99.1
      JOINT FILER INFORMATION

      Each of the following joint filers has designated CGLH Partners I LP as the "Designated Filer" for purposes of Item 1 of the attached Form 4:

      (1)  MK/CG GP LLC
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (2)  MK/CG LP LLC
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (3)  CG Interstate Associates LLC
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (4)  Continental Gencom Holdings, LLC
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (5)  DEL-IHC, LLC
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (6)  Donald E. Lefton
           3250 Mary Street, Suite 500, Miami, Florida 33133

      (7)  KFP Interstate Associates, LLC
           545 E. John Carpenter Freeway, Suite 1400, Irving, Texas 75062

      (8)  KFP Interstate, LLC
           545 E. John Carpenter Freeway, Suite 1400, Irving, Texas 75062

      (9)  KFP Holdings, Ltd
           545 E. John Carpenter Freeway, Suite 1400, Irving, Texas 75062

      Issuer & Ticker Symbol        Interstate Hotels & Resorts, Inc. (IHR)
      Date of Event                 05/28/2004